UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 19, 2010
SoundBite Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33790 (Commission File Number)	04-3520763 (IRS Employer Identification No.)

22 Crosby Drive
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 897-2500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     On May 19, 2010, we held our 2010 Annual Meeting of Stockholders and presented the following proposals to our stockholders:
1.	election of two Class III directors to hold office until the 2013 Annual Meeting of Stockholders; and
2.	ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010.
     Proxies for the Annual Meeting were solicited by our board of directors pursuant to Section 14(a) of the Securities Exchange Act, and there were no solicitations in opposition to our board’s solicitation. There were 16,315,048 shares of common stock entitled to vote at the Annual Meeting and a total of 13,804,816 shares of common stock were represented at the Annual Meeting in person or by proxy.
     At the May 19, 2010 Annual Meeting our stockholders voted on the following:
1.	Election of Two Class III Directors
Each of Eric Giler and James Goldstein was re-elected as a Class III director, with more than 99% of the shares voted cast in favor of his election.

	Number of Votes
Nominee	For	Withheld
Eric R. Giler	12,827,039	6,835
James A. Goldstein	12,788,377	43,447
As a result, each of Messrs. Giler and Goldstein will continue to serve as a Class III director until the 2013 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.
2.	Ratification of Deloitte & Touche LLP
The selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010 was ratified, with more than 99% of the shares voted cast in favor of the proposal. There were no abstentions.

Number of Votes
For	Withheld
13,795,529	9,289

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of May 24, 2010.

SOUNDBITE COMMUNICATIONS, INC.
By:	/s/ Robert C. Leahy
Robert C. Leahy
Chief Operating Officer and Chief Financial Officer

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